News Release

FOR IMMEDIATE RELEASE	August 3, 2010

Rowan Reports Second Quarter 2010 Operating Results

HOUSTON, TEXAS – For the three months ended June 30, 2010, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $90.9 million or $0.79 per share, compared to $96.6 million or $0.85 per share in the second quarter of 2009.  Revenues were $490.1 million in the second quarter of 2010, compared to $482.2 million in the second quarter of 2009.

Rowan’s drilling operations generated revenues of $328.3 million in the second quarter of 2010, up by 2% from the prior-year quarter as the impact of offshore fleet additions and higher land rig utilization more than offset lower average day rates.  The Company’s gross drilling margin was 58% of revenues in the second quarter of 2010, up from 57% in the prior-year quarter as a result of continued focus on cost effectiveness.  Income from drilling operations was $124.0 million in the second quarter of 2010, down by 3% from the prior-year quarter due to higher depreciation and selling, general and administrative expenses.

Rowan’s manufacturing operations generated external revenues of $161.8 million in the second quarter of 2010, unchanged from the prior-year quarter.  The Company’s gross manufacturing margin was 15% of revenues in the second quarter of 2010, up from 9% in the prior-year quarter.  Income from manufacturing operations was $6.4 million in the second quarter of 2010, up by 137% from the prior-year quarter.

Matt Ralls, President and Chief Executive Officer, commented, “Our contract drilling operations turned in very good results in the second quarter.  As a result, our earnings came in well above consensus expectations, with roughly half the beat from higher drilling revenues and half from lower drilling expenses.  Our manufacturing group had strong revenue for the quarter, especially from the mining products and steel groups, but also had higher than expected expenses, primarily related to warranty costs, bad debts and other charges resulting from an intensive review by the new management team at LeTourneau.  As a result, overall manufacturing margins basically met expectations.

“We continue to see good demand for high-spec jack ups, and expect to receive a commitment for the EXL-III in the near future.  Our track record of finding term contracts for each of our recent new build jack-ups prior to delivery gives us confidence that we will find attractive opportunities for the three N-class rigs we will be acquiring in the Skeie Drilling transaction.  We expect to begin the tender process for the 50% of the SKDP stock not already committed to us later this month and hope to conclude it by the end of September.”

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

Rowan will conduct its earnings conference call on Tuesday, August 3, 2010, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN  COMPANIES,  INC.
CONDENSED  CONSOLIDATED  BALANCE  SHEETS
Unaudited  (In  Millions)

	JUNE 30,	DECEMBER 31,
	2010	2009

ASSETS

Cash and cash equivalents	$610.9	$639.7
Accounts receivable	353.0	343.6
Inventories	381.5	451.7
Other current assets	118.1	114.8
Total current assets	1,463.5	1,549.8
Property, plant and equipment - net	3,698.4	3,579.5
Other assets	76.7	81.4
TOTAL	$5,238.6	$5,210.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$58.6	$64.9
Accounts payable	109.5	124.6
Other current liabilities	270.3	378.8
Total current liabilities	438.4	568.3
Long-term debt	761.6	787.5
Other liabilities	765.8	744.5
Stockholders' equity	3,272.8	3,110.4
TOTAL	$5,238.6	$5,210.7

ROWAN  COMPANIES,  INC.
CONDENSED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS
Unaudited  (In  Millions  Except  Per  Share  Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2010	2009	2010	2009

REVENUES	$490.1	$482.2	$922.5	$977.0

COSTS AND EXPENSES:
Operations	277.1	284.2	498.2	520.4
Depreciation and amortization	46.5	42.6	92.0	83.1
Selling, general and administrative	36.1	24.7	61.9	49.3
Gain on disposals of property and equipment	-	0.1	(0.1)	(4.6)
Material charge for manufacturing inventories	-	-	42.0	-
Total	359.7	351.6	694.0	648.2
INCOME FROM OPERATIONS	130.4	130.6	228.5	328.8
Net interest and other income	(6.5)	2.5	(10.4)	3.9
INCOME BEFORE INCOME TAXES	123.9	133.1	218.1	332.7
Provision for income taxes	33.0	36.5	62.6	104.4
NET INCOME	$90.9	$96.6	$155.5	$228.3

NET INCOME PER DILUTED SHARE	$0.79	$0.85	$1.36	$2.01

AVERAGE DILUTED SHARES	115.0	113.6	114.8	113.4

NOTE:  See Supplemental Drilling and Manufacturing tables for additional operating information.

ROWAN  COMPANIES,  INC.
CONDENSED  CONSOLIDATED   STATEMENTS  OF  CASH  FLOWS
Unaudited  (In  Millions)

	SIX MONTHS
	ENDED JUNE 30,
	2010	2009
CASH PROVIDED BY (USED IN):
Operations:
Net income	$155.5	$228.3
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	92.0	83.1
Deferred income taxes	6.1	42.2
Gain on disposals of assets	(0.1)	(4.6)
Other - net	(17.4)	11.0
Net changes in current assets and liabilities	(24.4)	(133.1)
Net changes in other noncurrent assets and liabilities	(1.4)	(2.0)
Net cash provided by (used in) operations	210.3	224.9

Investing activities:
Property, plant and equipment additions	(210.4)	(210.3)
Proceeds from disposals of property, plant and equipment	0.9	5.5
Net cash used in investing activities	(209.5)	(204.8)

Financing activities:
Repayments of borrowings	(32.5)	(32.5)
Proceeds from equity compensation plans and other	2.9	3.8
Net cash used in financing activities	(29.6)	(28.7)

DECREASE IN CASH AND CASH EQUIVALENTS	(28.8)	(8.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	639.7	222.4
CASH AND CASH EQUIVALENTS, END OF PERIOD	$610.9	$213.8

ROWAN  COMPANIES,  INC.
SUPPLEMENTAL  DRILLING  INFORMATION
Unaudited  (dollars  in  millions,  except  where  otherwise  indicated )

	THREE MONTHS ENDED
	June 30, 2010				March 31, 2010				June 30, 2009
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$328.3		$328.3	100	$331.0		$331.0	100	$320.8	100
Operating costs (excluding items shown below)	(139.7)	$0.7	(139.0)	(42)	(137.3)	$0.8	(136.5)	(41)	(136.8)	(43)
Depreciation and amortization expense	(43.3)	1.4	(41.9)	(13)	(42.8)	1.3	(41.5)	(13)	(38.7)	(12)
Selling, general and administrative expenses (c)	(23.4)		(23.4)	(7)	(16.3)		(16.3)	(5)	(17.4)	(5)
Gain on sale of property and equipment	-		-	-	0.3		0.3	0	-	-
Income from operations	$121.9	$2.1	$124.0	38	$134.9	$2.1	$137.0	41	$127.9	40
EBITDA (d)	$165.2	$0.7	$165.9	51	$177.4	$0.8	$178.2	54	$166.6	52

OFFSHORE RIG DAYS:
Operating			1,589				1,556		1,561
Available			2,128				2,070		2,002
Utilization			75%				75%		78%

LAND RIG DAYS:
Operating			2,265				2,044		1,721
Available			2,912				2,880		2,849
Utilization			78%				71%		60%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$137.2				$142.0		$150.4
Middle East rigs			142.7				161.6		144.7
North Sea rigs			269.3				287.7		285.4
All offshore rigs			174.5				183.2		177.2
Land rigs			19.8				20.4		22.4

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN  COMPANIES,  INC.
SUPPLEMENTAL  MANUFACTURING  INFORMATION
Unaudited  (dollars  in  millions)

	THREE MONTHS ENDED
	June 30, 2010					March 31, 2010					June 30, 2009
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$214.2	100	$(52.4)	$161.8	100	$147.1	100	$(45.7)	$101.4	100	$161.4	100
Operating costs (excluding items shown below)	(175.3)	(82)	37.2	(138.1)	(85)	(118.8)	(81)	34.2	(84.6)	(83)	(147.4)	(91)
Depreciation and amortization expense	(4.6)	(2)		(4.6)	(3)	(4.0)	(3)		(4.0)	(4)	(3.9)	(2)
Selling, general and administrative expenses (c)	(12.7)	(6)		(12.7)	(8)	(9.5)	(6)		(9.5)	(9)	(7.3)	(5)
Loss on sale of property and equipment	-	-		-	-	(0.2)	(0)		(0.2)	(0)	(0.1)	(0)
Material charge for inventories	-	-		-	-	(42.0)	(29)		(42.0)	(41)	-	-
Income from operations	$21.6	10	$(15.2)	$6.4	4	$(27.4)	(19)	$(11.5)	$(38.9)	(38)	$2.7	2
EBITDA (d)	$26.2	12	$(15.2)	$11.0	7	$18.8	13	$(11.5)	$7.3	7	$6.7	4

REVENUES:
Drilling Products and Systems	$124.1	58	$(52.4)	$71.7	44	$96.0	65	$(45.7)	$50.3	50	$106.8	66
Mining, Forestry and Steel Products	90.1	42	-	90.1	56	51.1	35	-	51.1	50	54.6	34
Total	$214.2	100	$(52.4)	$161.8	100	$147.1	100	$(45.7)	$101.4	100	$161.4	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$434.4		$(175.8)	$258.6		$521.1		$(218.9)	$302.2		$489.6
Mining, Forestry and Steel Products	78.1		-	78.1		89.8		-	89.8		28.2
Total	$512.5		$(175.8)	$336.7		$610.9		$(218.9)	$392.0		$517.8

(a)	Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.